UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 26, 2023

Date of Report (Date of earliest event reported)

QOMOLANGMA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41518	86-3733656
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1178 Broadway, 3rd Floor
New York, New York 10001
(Address of Principal Executive Offices, and Zip Code)

(646) 791-7587
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Share of Common Stock, $0.0001 par value, one redeemable warrant, and one right	QOMOU	The Nasdaq Stock Market LLC

Shares of Common Stock, $0.0001 par value	QOMO	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one Share of Common Stock, at an exercise price of $11.50 per share	QOMOW	The Nasdaq Stock Market LLC

Rights to receive one-tenth (1/10th) of one Share of Common Stock	QOMOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On June 26, 2023, Qomolangma Acquisition Corp., a Delaware corporation (the “Company”), issued an unsecured promissory note (a “Working Capital Note”) in the principal amount of $240,000 to Qomolangma Investments LLC, a Delaware limited liability company (the “Sponsor”). The Working Capital Note was issued to provide the Company with capital to fund the extension of the Company and additional working capital. A portion of the proceeds of the Working Capital Note will be deposited into the Company’s trust account to fund the extension of the Company. The Company issued the Working Capital Note in consideration for a loan from the Sponsor to fund the Company’s extension and working capital requirements. The Working Capital Note bears no interest and is repayable in full upon the consummation of the Company’s business combination.

The Working Capital Note is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
10.1	Promissory Note issued by the Company to the Sponsor on June 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Qomolangma Acquisition Corp.

Dated: June 30, 2023	By:	/s/ Jonathan P. Myers
	Name:	Jonathan P. Myers
	Title:	Chief Executive Officer